Exhibit 99.1

Citius Pharmaceuticals Announces $20.0 Million

Private Placement Priced At-the-Market

CRANFORD, N.J., January 25, 2021 /PRNewswire/ -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a specialty pharmaceutical company focused on developing and commercializing critical care drug products, today announced that it has entered into securities purchase agreements with certain institutional and accredited investors to raise approximately $20.0 million through the issuance of an aggregate 15,455,960 shares of its common stock and warrants to purchase up to an aggregate of 7,727,980 shares of common stock, at a purchase price of $1.294 per share of common stock and associated warrant in a private placement priced at-the-market under Nasdaq rules. The closing of the private placement is expected to occur on or about January 27, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $1.231 per share, are exercisable immediately and have a term of five and one-half years.

The Company currently intends to use the net proceeds from the offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors within five calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives and cancer care. For more information, please visit www.citiuspharma.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price, and includes all statements related to the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. Factors that could cause actual results to differ materially from those currently anticipated are: market and other conditions; our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; our need for substantial additional funds; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; patent and intellectual property matters, market and other conditions; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; government regulation; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6677 x105

ascott@citiuspharma.com

SOURCE Citius Pharmaceuticals, Inc.